UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009 (December 3, 2009)

ACI WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25346 (Commission File Number)	47-0772104 (IRS Employer Identification No.)
120 Broadway, Suite 3350
New York, New York 10271
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 348-6700
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     On December 3, 2009, the Compensation Committee of the Board of Directors of ACI Worldwide, Inc. (the “Company”) approved the 2010 Executive Management Incentive Compensation (the “2010 Executive MIC”) for the Company’s executive officers, including the Company’s named executive officers (collectively, the “Executives”). The 2010 Executive MIC, including the 2010 short-term incentive goals (the “2010 Executive MIC Goals”), was established pursuant to and in accordance with the Executive Management Incentive Compensation Plan adopted by the Company’s stockholders at the Annual Stockholders’ Meeting on June 10, 2008 (“Executive MIC Plan”). The 2010 Executive MIC covers the Company’s 2010 fiscal year beginning January 1, 2010.
     Under the 2010 Executive MIC, Executives are eligible to receive annual bonus awards (“MIC Bonus”) based on the combinations of performance measures which fall into one of two classes of metrics: (1) Core Company Financial Metrics, and (2) Business Unit Performance Metrics. The objective of the 2010 Executive MIC is to encourage Executives to contribute toward the attainment of the Company’s consolidated financial and performance goals for fiscal year 2010 (the “plan period”). If the minimum targets are not achieved for the plan period, no MIC Bonus is paid to the Executive. Earned MIC Bonuses are paid annually and are paid in cash. A MIC Bonus payout may be more or less than 100% (up to a maximum of 200%) depending on the level of attainment for the respective metrics.
     The 2010 Executive MIC has two key components. The first component relates to the funding of the incentive pool available for payout under the 2010 Executive MIC (the “Funded Incentive Pool”). Only the Core Company Financial Metrics will be used to determine the Funded Incentive Pool. The total Funded Incentive Pool available for payout to Executives will be calculated by determining the individual Core Company Financial Metric attainment percentage set forth in the table below and multiplying the attainment percentage by the respective weighting percentage set forth in the table below.

		Target	MIC Bonus
Core Company Financial	Metric	Attainment	Payout
Metric	Weighting	Percentage	Percentage
Operating Income	75%	90% Attainment	40%
		Target Attainment	100%
		118% Attainment	200%

Sales	15%	90% Attainment	40%
		Target Attainment	100%
		120% Attainment	200%

60 Month Backlog	10%	96% Attainment	40%
		Target Attainment	100%
		106% Attainment	200%
     The second component of the 2010 Executive MIC relates to the distribution of the Funded Incentive Pool to Executives. Payout of a MIC Bonus to a named executive officer (an “NEO”) will be based solely on the Core Company Financial Metrics and the payout percentage will be determined in accordance with the MIC Bonus payout percentages set forth in the table above, but the total MIC Bonus paid out to any NEO will be limited to the Funded Incentive Pool percentage.

     For Executives that are not NEOs, one or more Business Unit Performance Metrics may be used in addition to, or instead of, the Core Company Financial Metrics to determine the respective Executive’s MIC Bonus payout percentage. The table below summarizes the weighting for the Business Unit Performance Metrics and the payout percentage based on the level of attainment for the respective metric.

		Target	MIC Bonus
Business Unit	Metric	Attainment	Payout
Performance Metrics	Weighting	Percentage	Percentage
Business Unit Performance Metrics	Up to 100%	90% Attainment	40%
		Target Attainment	100%
		120% Attainment	200%
     Notwithstanding the use of additional Business Unit Performance Metrics to determine the payout of MIC Bonuses to Executives that are not NEOs, under no circumstances can the aggregate MIC Bonuses paid to all Executives exceed the Funded Incentive Pool as determined above.
     An Executive’s MIC Bonus may be adjusted downward in the sole discretion of the Compensation Committee.
     In order to be entitled to any payment under the 2010 Executive MIC, the Executive must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the Executive’s employment with the Company is terminated for any reason prior to the payment date, the Executive will not be eligible for a MIC Bonus for the plan period, and the Executive will forfeit all rights to such payment except to the extent otherwise provided by the Company.
     The Company reserves the right at any time during the 2010 Executive MIC plan period to: (a) amend or terminate the 2010 Executive MIC in whole or in part, (b) revoke any eligible Executive’s right to participate in the 2010 Executive MIC, and (c) make adjustments to targets at any time during the 2010 Executive MIC plan period; provided, however, any such adjustments shall be in accordance with the terms of the Executive MIC Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.
/s/ Victoria H. Sitz
Victoria H. Sitz
Vice President

Date: December 9, 2009